[ANCHIN]                                  ANCHIN, BLOCK & ANCHIN LLP
                                          Accountants and Advisors

                                          1375 Broadway New York, NY 10018
                                          (212) 840-3456
                                          www.anchin.com




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 1 to Registration Statement No. 333-164095 of Robeco-Sage Multi-Strategy TEI Fund, L.L.C. on Form N-2 of our reports for Robeco-Sage Multi-Strategy TEI Fund, L.L.C. and Robeco-Sage Multi-Strategy TEI Master Fund, L.L.C., dated March 2, 2010 and May 28, 2009, respectively. We also consent to the references to us under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and under the caption "Financial Statements" in the Statement of Additional Information.


                                               ANCHIN, BLOCK & ANCHIN, LLP



New York, New York
March 4, 2010



















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